WARNER BROS. DISCOVERY

Q1 2023 Earnings Press Release | May 5, 2023

Warner Bros. Discovery, Inc. Reports First Quarter 2023 Earnings Results

It is an important time for Warner Bros. Discovery. We've come through some major restructurings and have repositioned our businesses with greater precision and focus. And we see a number of positive proof points emerging, with DTC perhaps the most prominent. We made a meaningful turn this quarter with $50 million in segment EBITDA and 1.6 million net adds, and we feel great about the trajectory we are on. In fact, we now expect our U.S. DTC business to be profitable for 2023 – a year ahead of our guidance. Even in today's challenging marketplace, we are positioned to drive free cash flow and deleverage our balance sheet, and we remain confident in our strategy and ability to achieve our financial targets.

– David Zaslav, President & CEO

Q1 Financial Summary & Operational Highlights

- Q1 total revenues were $10,700 million. Revenues decreased 5% ex-FX[(1)(*)], or decreased 3% ex-FX excluding the impact of the 2022 Winter Olympic Games[(2)(*)], compared to the prior year quarter, on a combined basis[(3)].
- Net loss available to Warner Bros. Discovery, Inc. was $(1,069) million, and included $1,810 million of pre-tax amortization from acquisition-related intangible assets and $95 million of pre-tax restructuring expenses.
- Q1 total Adjusted EBITDA[(4)(*)] was $2,611 million. Adjusted EBITDA increased 12% ex-FX compared to the prior year quarter, on a combined basis.
- Q1 cash provided by operating activities and reported free cash flow are not directly comparable to the prior year quarter due to the acquisition of the WarnerMedia business.
    - Cash provided by operating activities was $(631) million, which includes $836 million of semi-annual interest payments largely attributable to merger-related debt.
    - Reported free cash flow[(5)(*)] was $(930) million.
- Ended Q1 with $2.6 billion of cash on hand, $49.5 billion of gross debt[(6)(*)], and 5.0x net leverage[(7)(*)].
- Global DTC subscribers[(8)] increased 1.6 million to 97.6 million at the end of Q1 vs. 96.1 million subscribers at the end of Q4.
- In Q1, WBD was the #1 most-watched Total TV linear portfolio among P25-54 viewers, driven by the broadcast of the *NCAA March Madness* tournament[(9)], and had 6 of the top 10 cable networks in Prime[(10)].
- Celebrated CNN's first ever Oscar® with *Navalny* winning best documentary feature film[(11)].
- The Q1 launch of *Hogwarts Legacy* was the largest release of all time for Warner Bros. Games and is the best selling game year-to-date with over $1 billion in retail sales.

Three Months Ended March 31,	2023	2022			% Change		
$ in millions	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Combined (ex-FX)[(*)]
Total revenues	$ 10,700	$ 3,159	$ 8,282	$ 11,441	NM	(6)%	(5)%
Net (loss) income available to Warner Bros. Discovery, Inc.	(1,069)	456	(755)	(299)	NM	NM	NM
Adjusted EBITDA[(*)]	2,611	1,027	1,354	2,381	NM	10 %	12 %
Cash provided by operating activities	(631)	323			NM		
Reported free cash flow[(*)]	(930)	238			NM		

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the transaction whereby the Company acquired the WarnerMedia business (the "Merger") had been completed on January 1, 2021. Pro forma adjustments for Q1 2022 represent the WarnerMedia business's results for Q1 2022. Refer to page 13 for more information.

NM - Not meaningful

Numbers presented in the following materials are on a rounded basis using actual amounts. Minor differences in totals and percentages may exist due to rounding

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details.

1

WARNER BROS. DISCOVERY
Q1 2023 Earnings Press Release | May 5, 2023

Studios Segment

Three Months Ended March 31,	2023	2022			% Change		
$ in millions	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Pro Forma Combined (ex-FX)(*)
Distribution	$ 3	$ —	$ 5	$ 5	NM	(40)%	(40)%
Advertising	3	—	9	9	NM	(67)%	(67)%
Content	3,027	5	3,347	3,352	NM	(10)%	(8)%
Other	179	—	138	138	NM	30 %	30 %
Total revenues	3,212	5	3,499	3,504	NM	(8)%	(7)%
Costs of revenues (excluding depreciation & amortization)	1,959	1	2,064	2,065	NM	(5)%	(4)%
Selling, general and administrative	646	1	628	629	NM	3 %	6 %
Adjusted EBITDA	$ 607	$ 3	$ 807	$ 810	NM	(25)%	(23)%

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Pro forma adjustments for Q1 2022 represent the WarnerMedia business's results for full Q1 2022. Refer to page 13 for more information.
NM - Not meaningful

Q1 2023 Highlights

- Studios revenues were $3,212 million. Revenues decreased 7% ex-FX compared to the prior year quarter, on a pro forma combined basis.
  - Content revenue decreased 8% ex-FX, as higher games revenue from the release of *Hogwarts Legacy* was more than offset by lower TV licensing, theatrical film rental, and to a lesser extent, home entertainment revenues.
    - TV licensing declined primarily due to certain large TV licensing deals in the prior year quarter as well as fewer theatrical availabilities.
    - Theatrical film rental was lower due to the strong performance of *The Batman* in the prior year quarter.
    - Home entertainment declined due to fewer new releases of theatrical product and lower library sales.
  - Other revenue increased 30% ex-FX, due to higher studio production services and continued strong attendance at Warner Bros. Studio Tours in London and Hollywood.
- Studios operating expenses were $2,605 million. Operating expenses decreased 2% ex-FX compared to the prior year quarter, on a pro forma combined basis.
  - Costs of revenues decreased 4% ex-FX, primarily driven by lower content expense for TV licensing and theatrical products, partially offset by higher expense for games.
  - SG&A expenses increased 6% ex-FX, primarily driven by marketing costs to support the release of *Hogwarts Legacy*, partially offset by lower theatrical marketing expense.
- Studios Adjusted EBITDA was $607 million. Adjusted EBITDA decreased 23% ex-FX compared to the prior year quarter, on a pro forma combined basis.



Hogwarts Legacy
Warner Bros. Games



YOU
Warner Bros.



Young Sheldon
Warner Bros.

2

WARNER BROS. DISCOVERY
Q1 2023 Earnings Press Release | May 5, 2023

Networks Segment

tbs CNN HGTV food Discovery TNT tvn TLC EUROSPORT

Three Months Ended March 31,	2023	2022			% Change		
$ in millions	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Pro Forma Combined (ex-FX)[*]
Distribution	$ 2,995	$ 1,120	$ 2,012	$ 3,132	NM	(4)%	(3)%
Advertising	2,237	1,430	1,202	2,632	56 %	(15)%	(14)%
Content	245	316	199	515	(22)%	(52)%	(51)%
Other	104	7	46	53	NM	96 %	96 %
Total revenues	5,581	2,873	3,459	6,332	94 %	(12)%	(10)%
Costs of revenues (excluding depreciation & amortization)	2,594	1,055	1,895	2,950	NM	(12)%	(10)%
Selling, general and administrative	694	463	333	796	50 %	(13)%	(11)%
Adjusted EBITDA	$ 2,293	$ 1,355	$ 1,231	$ 2,586	69 %	(11)%	(10)%

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Pro forma adjustments for Q1 2022 represent the WarnerMedia business's results for full Q1 2022. Refer to page 13 for more information.
NM - Not meaningful

Q1 2023 Highlights

- Networks revenues were $5,581 million. Revenues decreased 10% ex-FX, or decreased 7% ex-FX excluding the impact of the 2022 Winter Olympic Games[*], compared to the prior year quarter, on a pro forma combined basis.
  - Distribution revenue decreased 3% ex-FX, primarily driven by increases in U.S. contractual affiliate rates, which were more than offset by declines in U.S. pay-TV subscribers.
  - Advertising revenue decreased 14% ex-FX, primarily driven by audience declines in domestic general entertainment and news networks and soft advertising markets mainly in the U.S. and, to a lesser extent, certain international markets. The broadcast of the 2022 Winter Olympic Games in Europe negatively impacted the year-over-year growth rate in the quarter by approximately 100 bps. The decline was partially offset by higher domestic sports advertising driven by the *NCAA March Madness* tournament.
  - Content revenue decreased 51% ex-FX, primarily driven by the sublicensing of Olympic sports rights to European broadcast networks in 2022.
  - Other revenue increased 96% ex-FX, primarily due to services provided to the unconsolidated BT Sport joint venture.
- Networks operating expenses were $3,288 million. Operating expenses decreased 10% ex-FX compared to the prior year quarter, on a pro forma combined basis.
  - Costs of revenues decreased 10% ex-FX, primarily driven by costs related to the 2022 Olympics in the prior year quarter and lower domestic general entertainment content expense, partially offset by higher domestic sports rights and costs associated with the unconsolidated BT Sport joint venture.
  - SG&A expenses decreased 11% ex-FX, primarily due to lower marketing expenses.
- Networks Adjusted EBITDA was $2,293 million. Adjusted EBITDA decreased 10% ex-FX compared to the prior year quarter, on a pro forma combined basis.

NCAA MARCH MADNESS

NCAA March Madness
TBS | TNT | truTV



Navalny
CNN Films



Ghost Adventures
Travel Channel



2023 NBA All-Star Game
TNT

3

WARNER BROS. DISCOVERY
Q1 2023 Earnings Press Release | May 5, 2023

Direct-to-Consumer Segment

HBO | HBO max | discovery+

Three Months Ended March 31, ($ in millions)	2023 Actual	2022 Actual	2022 Pro Forma Adjustments	2022 Pro Forma Combined	% Change Actual	% Change Pro Forma Combined (Actual)	% Change Pro Forma Combined (ex-FX)[*]
Distribution	$ 2,165	$ 232	$ 1,979	$ 2,211	NM	(2)%	(1)%
Advertising	103	46	35	81	NM	27 %	29 %
Content	185	2	219	221	NM	(16)%	(16)%
Other	2	1	1	2	NM	— %	NM
Total revenues	2,455	281	2,234	2,515	NM	(2)%	(1)%
Costs of revenues (excluding depreciation & amortization)	1,815	180	1,814	1,994	NM	(9)%	(8)%
Selling, general and administrative	590	328	847	1,175	80 %	(50)%	(50)%
Adjusted EBITDA	$ 50	$ (227)	$ (427)	$ (654)	NM	NM	NM

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Pro forma adjustments for Q1 2022 represent the WarnerMedia business's results for full Q1 2022. Refer to page 13 for more information.
NM - Not meaningful

Q1 2023 Highlights

- *The Last of Us* is now averaging nearly 32 million cross-platform viewers per episode in the U.S., and is the most-watched show in the history of HBO Max in both Europe and Latin America[12].
- Total DTC subscribers[8] were 97.6 million, an increase of 1.6 million global subscribers since the end of Q4. Global DTC ARPU[13] was $7.48.
- DTC revenues were $2,455 million. Revenues decreased 1% ex-FX compared to the prior year quarter, on a pro forma combined basis.
  - Distribution revenue decreased 1% ex-FX, as global retail subscriber gains were more than offset by a decline in wholesale revenues.
  - Advertising revenue increased 29% ex-FX, primarily driven by subscriber growth on our DTC ad-supported tiers.
  - Content revenue decreased 16% ex-FX, primarily driven by lower third-party licensing of HBO content.
- DTC operating expenses were $2,405 million. Operating expenses decreased 24% ex-FX compared to the prior year quarter, on a pro forma combined basis.
  - Costs of revenues decreased 8% ex-FX, primarily driven by lower content amortization and the shutdown of CNN+.
  - SG&A decreased 50% ex-FX, primarily driven by more efficient marketing spend.
- DTC Adjusted EBITDA was $50 million, a $704 million year-over-year improvement on a pro forma combined basis.

DTC Subscribers

	In millions, except ARPU	Q1 2023	Q4 2022	Q1 2022
Domestic	Total subscribers[8]	55.3	54.6	53.4
Domestic	ARPU[13]	$ 10.82	$ 10.83	
International	Total subscribers[8]	42.3	41.5	37.2
International	ARPU[13]	$ 3.48	$ 3.28	
	Total DTC subscribers[8]	97.6	96.1	90.6
	Global ARPU[13]	$ 7.48	$ 7.39	

Note: Global and International ARPUs reflect a change in methodology. Prior to Q1 2023, ARPU was calculated on a constant currency basis using the 2022 Baseline Rate, as defined in the ex-FX definition[1]. Beginning in Q1 2023, ARPU is calculated on an as-reported basis. Prior periods have been recast to reflect the change in methodology.

Subscriber counts in the above table are rounded and minor differences in totals may exist. Refer to page 14 for more information.



The Last of Us
HBO



Succession
HBO

4

WARNER BROS. DISCOVERY
Q1 2023 Earnings Press Release | May 5, 2023

Corporate

Three Months Ended March 31,	2023	2022			% Change		
$ in millions	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Pro Forma Combined (ex-FX)[(*)]
Adjusted EBITDA	$ (355)	$ (104)	$ (253)	$ (357)	NM	1 %	1 %

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Pro forma adjustments for Q1 2022 represent the WarnerMedia business's results for full Q1 2022. Refer to page 13 for more information.
NM - Not meaningful

- Increases in fees related to the Company's securitization facility, which are captured in SG&A, as a result of higher interest rates, were largely offset by lower personnel and technology-related overhead costs.

Inter-segment Eliminations

Three Months Ended March 31,	2023	2022			% Change		
$ in millions	Actual	Actual	Pro Forma Adjustments	Pro Forma Combined	Actual	Pro Forma Combined (Actual)	Pro Forma Combined (ex-FX)[(*)]
Inter-segment revenue eliminations	$ (548)	$ —	$ (926)	$ (926)	NM	41 %	41 %
Inter-segment expense eliminations	(564)	—	(922)	(922)	NM	39 %	39 %
Adjusted EBITDA	$ 16	$ —	$ (4)	$ (4)	NM	NM	NM

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Pro forma adjustments for Q1 2022 represent the WarnerMedia business's results for full Q1 2022. Refer to page 13 for more information.
NM - Not meaningful

5

WARNER BROS. DISCOVERY

Q1 2023 Earnings Press Release | May 5, 2023

Leverage & Liquidity

Q1 2023 Leverage Highlights

- Ended Q1 with $2.6 billion of cash on hand, $49.5 billion of gross debt(*), and 5.0x net leverage(*).
- In Q1 2023, the Company issued $1.5 billion of senior notes and used the proceeds to pay $1.5 billion of aggregate principal outstanding of the term loan prior to the due date of April 2025. The Company also repaid $106 million of aggregate principal amount outstanding of its senior notes due February 2023.
- As of March 31, 2023, the average duration of the Company's outstanding debt was 14.2 years, with an average cost of debt of 4.6%.

Reported Free Cash Flow

Three Months Ended March 31,

	Reported Financial Results		
$ in millions	2023	2022	% Change
Cash (used in) provided by operating activities	$ (631)	$ 323	NM
Purchases of property and equipment	(299)	(85)	NM
Reported free cash flow(*)	$ (930)	$ 238	NM

The above free cash flow reconciliation shows "as reported" financials, which represent the combined Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the three months ended March 31, 2022 include Discovery, Inc. standalone results only, and do not include the WarnerMedia business.
NM - Not meaningful
(*) A non-GAAP financial measure; see the section starting on page 12 titled Definitions & Sources for additional details.

Q1 2023 Free Cash Flow Highlights

- Q1 2023 cash provided by operating activities and reported free cash flow are not directly comparable to Q1 2022 cash provided by operating activities and free cash flow. Q1 2022 cash provided by operating activities and free cash flow represent standalone Discovery, Inc., and excludes negative standalone WarnerMedia cash provided by operating activities and free cash flow.
- Q1 2023 cash provided by operating activities includes $920 million of cash interest payments, of which $836 million are semi-annual interest payments and largely attributable to merger-related debt.
- Q1 2023 cash provided by operating activities of $(631) million was primarily impacted by working capital timing, the above mentioned interest payments on debt, and cash paid for restructuring costs, offset by operating profits net of taxes.
- Reported free cash flow was $(930) million due to cash provided by operating activities of $(631) million and capital expenditures of $(299) million.
- As of March 31, 2023, the Company had $5,300 million drawn on its revolving receivables program, a $66 million decrease from Q4's balance of $5,366 million.

6

Cautionary Statement Concerning Forward-Looking Statements Information set forth in this communication contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. The Company’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including but not limited to the Company’s most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements include, without limitation, statements regarding future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Warner Bros. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. 7 2023 Outlook(14) Warner Bros. Discovery, Inc. ("Warner Bros. Discovery", the "Company", "we", "us", or "our" ) may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below. Q1 2023 Earnings Conference Call Information Warner Bros. Discovery will host a conference call today, May 5, 2023 at 8:00 a.m. ET, to discuss its first quarter 2023 financial results. To access the webcast of the earnings call, please visit the Investor Relations section of the Company's website at www.wbd.com. About Warner Bros. Discovery Warner Bros. Discovery (NASDAQ: WBD) is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of content and brands across television, film and streaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, discovery+, CNN, DC, Eurosport, HBO, HBO Max, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Pictures, Warner Bros. Television, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com. Contacts Media Investor Relations Nathaniel Brown Andrew Slabin Peter Lee (212) 548-5959 (212) 548-5544 (212) 548-5907 nathaniel.brown@wbd.com andrew.slabin@wbd.com peter.lee@wbd.com Non-GAAP Financial Measures In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this communication may also contain certain non-GAAP financial measures, identified with an "(*)". Reconciliations between the non-GAAP financial measures and the closest GAAP financial measures are available in the financial schedules in this release and in the "Quarterly Results" section of the Warner Bros. Discovery, Inc. investor relations website at: https://ir.wbd.com. Q1 2023 Earnings Press Release | May 5, 2023

WARNER BROS. DISCOVERY
Q1 2023 Earnings Press Release | May 5, 2023

Warner Bros. Discovery, Inc. Consolidated Statements of Operations

	Actual Financial Results	
	Three Months Ended March 31,	
Unaudited; in millions, except per share amounts	2023	2022
Distribution	$ 5,163	$ 1,352
Advertising	2,298	1,476
Content	2,954	323
Other	285	8
Total revenues	**10,700**	**3,159**
Costs of revenues, excluding depreciation and amortization	6,685	1,236
Selling, general and administrative	2,388	1,040
Depreciation and amortization	2,058	525
Restructuring	95	5
Impairments and loss on dispositions	31	—
Total costs and expenses	**11,257**	**2,806**
Operating (loss) income	(557)	353
Interest expense, net	(571)	(153)
Loss from equity investees, net	(37)	(14)
Other (expense) income, net	(73)	490
(Loss) income before income taxes	**(1,238)**	**676**
Income tax benefit (expense)	178	(201)
Net (loss) income	**(1,060)**	**475**
Net income attributable to noncontrolling interests	(8)	(16)
Net income attributable to redeemable noncontrolling interests	(1)	(3)
Net (loss) income available to Warner Bros. Discovery, Inc.	**$ (1,069)**	**$ 456**
Net (loss) income per share allocated to Warner Bros. Discovery, Inc. Series A common stockholders:		
Basic	$ (0.44)	$ 0.69
Diluted	$ (0.44)	$ 0.69
Weighted average shares outstanding:		
Basic	2,432	591
Diluted	2,432	665

The above income statement shows "actual" financials, which represent the combined Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the three months ended March 31, 2022 include Discovery, Inc. standalone results only, and do not include the WarnerMedia business.

8

WARNER BROS. DISCOVERY

Q1 2023 Earnings Press Release | May 5, 2023

Warner Bros. Discovery, Inc.
Consolidated Balance Sheets

Unaudited; in millions, except par value	Actual Financial Results	
	March 31, 2023	December 31, 2022
ASSETS		
Current assets:		
Cash and cash equivalents	$ 2,594	$ 3,731
Receivables, net	6,833	6,380
Prepaid expenses and other current assets	4,300	3,888
Total current assets	**13,727**	**13,999**
Film and television content rights and games	25,473	26,652
Property and equipment, net	5,325	5,301
Goodwill	34,658	34,438
Intangible assets, net	43,239	44,982
Other noncurrent assets	8,162	8,629
Total assets	**$ 130,584**	**$ 134,001**
LIABILITIES AND EQUITY		
Current liabilities:		
Accounts payable	$ 1,123	$ 1,454
Accrued liabilities	10,158	11,504
Deferred revenues	1,603	1,694
Current portion of debt	3,496	365
Total current liabilities	**16,380**	**15,017**
Noncurrent portion of debt	45,434	48,634
Deferred income taxes	10,211	11,014
Other noncurrent liabilities	10,717	10,669
Total liabilities	**82,742**	**85,334**
Commitments and contingencies		
Redeemable noncontrolling interests	309	318
Warner Bros. Discovery, Inc. stockholders' equity:		
Series A common stock: $0.01 par value; 10,800 and 10,800 shares authorized; 2,666 and 2,660 shares issued; and 2,436 and 2,430 shares outstanding	27	27
Preferred stock: $0 par value; 1,200 and 1,200 shares authorized, 0 shares issued and outstanding	—	—
Additional paid-in capital	54,685	54,630
Treasury stock, at cost: 230 and 230 shares	(8,244)	(8,244)
Retained earnings	1,133	2,205
Accumulated other comprehensive loss	(1,105)	(1,523)
Total Warner Bros. Discovery, Inc. stockholders' equity	**46,496**	**47,095**
Noncontrolling interests	1,037	1,254
Total equity	**47,533**	**48,349**
Total liabilities and equity	**$ 130,584**	**$ 134,001**

The above balance sheet shows "actual" financials, which represent the combined Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the three months ended March 31, 2022 include Discovery, Inc. standalone results only, and do not include the WarnerMedia business.

9

WARNER BROS. DISCOVERY
Q1 2023 Earnings Press Release | May 5, 2023

Warner Bros. Discovery, Inc.
Consolidated Statements of Cash Flows

	Actual Financial Results	
	Three Months Ended March 31,	
Unaudited; in millions	2023	2022
Operating Activities		
Net (loss) income	$ (1,060)	$ 475
Adjustments to reconcile net income to cash (used in) provided by operating activities:		
Content rights amortization and impairment	4,723	973
Depreciation and amortization	2,058	525
Deferred income taxes	(669)	(118)
Share-based compensation expense	111	60
Equity in losses of equity method investee companies and cash distributions	62	21
Gain from derivative instruments, net	(23)	(514)
Other, net	97	33
Changes in operating assets and liabilities, net of acquisitions and dispositions:		
Receivables, net	(486)	(5)
Film and television content rights, games and payables, net	(4,051)	(993)
Accounts payable, accrued liabilities, deferred revenues and other noncurrent liabilities	(1,652)	(124)
Foreign currency, prepaid expenses and other assets, net	259	(10)
Cash (used in) provided by operating activities	(631)	323
Investing Activities		
Purchases of property and equipment	(299)	(85)
Investments in and advances to equity investments	(13)	(42)
Proceeds from derivative instruments, net	20	639
Other investing activities, net	35	17
Cash (used in) provided by investing activities	(257)	529
Financing Activities		
Principal repayments of debt, including premiums to par value	(1,606)	(327)
Borrowings from debt, net of discount and issuance costs	1,500	—
Distributions to noncontrolling interests and redeemable noncontrolling interests	(237)	(224)
Borrowings under commercial paper program	932	—
Repayments under commercial paper program	(933)	—
Other financing activities, net	(88)	(36)
Cash used in financing activities	(432)	(587)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	29	(5)
Net change in cash, cash equivalents, and restricted cash	(1,291)	260
Cash, cash equivalents, and restricted cash, beginning of period	3,930	3,905
Cash, cash equivalents, and restricted cash, end of period	**$ 2,639**	**$ 4,165**

The above statement of cash flows shows "actual" financials, which represent the combined Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the three months ended March 31, 2022 include Discovery, Inc. standalone results only, and do not include the WarnerMedia business.

10

WARNER BROS. DISCOVERY
Q1 2023 Earnings Press Release | May 5, 2023

Reconciliation of Revenues Excluding 2022 Winter Olympic Games

Combined Company Revenues

Three Months Ended March 31, *$ in millions*	2023 Actual	2022 Pro Forma Combined	% Change Pro Forma Combined (Actual)	% Change Combined (ex-FX)(*)
Total revenues	$ 10,700	$ 11,441	(6)%	(5)%
2022 Winter Olympic Games	—	238	NM	NM
Total revenues excluding 2022 Winter Olympic Games(*)	$ 10,700	$ 11,203	(4)%	(3)%

Networks Segment Revenues

Three Months Ended March 31, *$ in millions*	2023 Actual	2022 Pro Forma Combined	% Change Pro Forma Combined (Actual)	% Change Pro Forma Combined (ex-FX)(*)
Total revenues	$ 5,581	$ 6,332	(12)%	(10)%
2022 Winter Olympic Games	—	238	NM	NM
Total revenues excluding 2022 Winter Olympic Games(*)	$ 5,581	$ 6,094	(8)%	(7)%

Three Months Ended March 31, *$ in millions*	2023 Actual	2022 Pro Forma Combined	% Change Pro Forma Combined (Actual)	% Change Pro Forma Combined (ex-FX)(*)
Advertising revenues	$ 2,237	$ 2,632	(15)%	(14)%
2022 Winter Olympic Games	—	28	NM	NM
Total advertising revenues excluding 2022 Winter Olympic Games(*)	$ 2,237	$ 2,604	(14)%	(13)%

Pro forma combined results represent the combined results of the Company and the WarnerMedia business as if the Merger had been completed on January 1, 2021. Refer to page 13 for more information.
NM - Not meaningful

(*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details

11

12 Actual Financial Results Three Months Ended March 31, Unaudited; in millions 2023 2022 Net (loss) income available to Warner Bros. Discovery, Inc. $ (1,069) $ 456 Net income attributable to redeemable noncontrolling interests 1 3 Net income attributable to noncontrolling interests 8 16 Income tax (benefit) expense (178) 201 (Loss) income before income taxes (1,238) 676 Other expense (income), net 73 (490) Loss from equity investees, net 37 14 Interest expense, net 571 153 Operating (loss) income (557) 353 Restructuring 95 5 Impairments and loss on dispositions 31 — Depreciation and amortization 2,058 525 Employee share-based compensation 106 57 Transaction and integration costs 47 87 Amortization of fair value step-up for content 831 — Adjusted EBITDA(*) $ 2,611 $ 1,027 Reconciliation of Net (Loss) Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization The above reconciliation shows "actual" financials, which represent the combined Company's financial results since the closing of the Merger with the WarnerMedia business on April 8, 2022. Financials for the three months ended March 31, 2022 include Discovery, Inc. standalone results only, and do not include the WarnerMedia business. (*) A non-GAAP financial measure; see the section starting on page 13 titled Definitions & Sources for additional details Q1 2023 Earnings Press Release | May 5, 2023

13 Definitions and Sources for Warner Bros. Discovery, Inc. (1) Foreign Exchange Impacting Comparability: In addition to the Merger (as defined below), the impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with U.S. GAAP provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with U.S. GAAP. The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “Baseline Rate”), and the prior year amounts translated at the 2023 Baseline Rate. In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies. (2) Revenues Excluding 2022 Winter Olympic Games: The Company defines revenues excluding the 2022 Winter Olympic Games as total revenues less revenues from the 2022 Winter Olympic Games. The Company may exclude revenues from the 2022 Winter Olympic Games at the consolidated level, segment level, or both. The Company believes this measure is relevant to investors because it allows them to analyze our operating performance in years in which we have Olympic coverage to years in which we do not have Olympic coverage. (3) Pro Forma Combined Financial Information: The unaudited pro forma combined financial information in this press release presents the combined results of the Company and the WarnerMedia business as if the transaction whereby the Company acquired the WarnerMedia business (the "Merger") had been completed on January 1, 2021. Management believes reviewing our actual operating results in addition to pro forma combined results is useful in identifying trends in, or reaching conclusions regarding, the overall operating performance of our businesses. Our combined Networks, DTC, Studios, Corporate, and inter-segment eliminations pro forma combined financial information is based on the historical operating results of the respective segments and includes adjustments in accordance with Article 11 of Regulation S-X to illustrate the effects of the Merger as if it had occurred on January 1, 2021. The unaudited pro forma financial information is presented for informational purposes and is not indicative of the results of operations that would have been achieved if the Merger had occurred on January 1, 2021, nor is it indicative of future results. The unaudited pro forma combined financial information includes, where applicable, adjustments for (i) additional costs of revenues from the fair value step-up of film and television library, (ii) additional amortization expense related to acquired intangible assets, (iii) additional depreciation expense from the fair value of property and equipment, (iv) transaction costs and other one-time non-recurring costs, (v) additional interest expense for borrowings related to the Merger and amortization associated with fair value adjustments of debt assumed, (vi) changes to align accounting policies, (vii) elimination of intercompany activity, and (viii) associated tax-related impacts of adjustments. These pro forma adjustments are based on available information as of the date hereof and upon assumptions that the Company believes are reasonable to reflect the impact of the Merger with the WarnerMedia business on the Company's historical financial information on a supplemental pro forma basis. Adjustments do not include costs related to integration activities, cost savings or synergies that have been or may be achieved by the combined business. We may refer to total company results (ex. Revenues, Adj. EBITDA) as "combined basis." For historical pro forma financial information including segment level detail and reconciliations of non-GAAP metrics to their GAAP equivalent, please refer to the Trending Schedules and Non-GAAP Reconciliations posted in the "Quarterly Results" section of the Company's investor relations website (https:// ir.wbd.com). (4) Adjusted EBITDA: The Company evaluates the operating performance of its operating segments based on financial measures such as revenues and Adjusted EBITDA. Adjusted EBITDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and facility consolidation, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations, (vii) third-party transaction and integration costs, (viii) amortization of purchase accounting fair value step-up for content, (ix) amortization of capitalized interest for content, and (x) other items impacting comparability. The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance, and allocate resources to each segment. The Company believes Adjusted EBITDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes employee share-based compensation, restructuring, certain impairment charges, gains and losses on business and asset dispositions, and transaction and integration costs from the calculation of Adjusted EBITDA due to their impact on comparability between periods. The Company also excludes the depreciation of fixed assets and amortization of intangible assets, amortization of purchase accounting fair value step-up for content, and amortization of capitalized interest for content, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses and inter-segment eliminations related to production studios are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Adjusted EBITDA should be considered in addition to, but not a substitute for, operating income, net income, and other measures of financial performance reported in accordance with U.S. GAAP. Q1 2023 Earnings Press Release | May 5, 2023

(5) Free cash flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders. (6) Gross debt: The Company defines gross debt of $49.5 billion as total debt of $49.2 billion, plus finance leases of $251 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. (7) Net leverage: The Company defines net leverage as the calculation where net debt (gross debt of $49.5 billion, less cash, cash equivalents, and restricted cash of $2.6 billion) is divided by the sum of the most recent four quarters Adjusted EBITDA of $9,404 million. The Company believes this measure is relevant to investors as it is a financial measure frequently used in evaluating a company's financial condition. Please refer to the Trending Schedules and Non-GAAP Reconciliations posted in the "Quarterly Results" section of the Company's investor relations website (https://ir.wbd.com) for the full reconciliation of net leverage. (8) Direct-to-Consumer ("DTC") Subscriber: The Company defines a “DTC Subscription” as: (i) a retail subscription to discovery+, HBO or HBO Max for which we have recognized subscription revenue, whether directly or through a third party, from a direct-to-consumer platform;(ii) a wholesale subscription to discovery+, HBO, or HBO Max for which we have recognized subscription revenue from a fixed-fee arrangement with a third party and where the individual user has activated their subscription; (iii) a wholesale subscription to discovery+, HBO or HBO Max for which we have recognized subscription revenue on a per subscriber basis; and (iv) users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month immediately following the month in which their free trial expires. We may refer to the aggregate number of DTC Subscriptions as “subscribers." We define a Domestic subscriber as a subscription based either in the United States of America or Canada. We define an International subscriber as a subscription based outside of the United States of America or Canada. The reported number of “subscribers” included herein and the definition of “DTC Subscription” as used herein excludes: (i) individuals who subscribe to DTC products, other than discovery+, HBO and HBO Max, that may be offered by us or by certain joint venture partners or affiliated parties from time to time; (ii) a limited number of international discovery+ subscribers that are part of non-strategic partnerships or short-term arrangements as may be identified by the Company from time to time; (iii) domestic and international Cinemax subscribers, and international basic HBO subscribers; and (iv) users on free trials except for those users on free trial that convert to a DTC Subscription within the first seven days of the next month as noted above. (9) Source: U.S. Nielsen, 1Q23 (12/26/22-3/26/23), P25-54, Prime & Total Day, L+7, Exact Program 1/4 Hours, Duration-Weighted Delivery: “Most Watched”. (10) Source: U.S. Nielsen, 1Q23 (12/26/22-3/26/23), Live+3 program-based data (000)s, Primetime, Ad-supported cable, excl. breakouts and nets with less than 38% duration per day. Actual rankings were: #2 TBS, TNT #3, TLC #5-t (tied with Fox News), Food Network #8, Discovery Channel #9, HGTV #10. (11) Source: Academy Awards® 2023 winners and nominees list (https://www.oscars.org/oscars/ceremonies/2023). (12) Source: Average viewers per episode across the series' first 90 days of availability based on a combination of Nielsen, and first party data. (13) ARPU: The Company defines DTC Average Revenue Per User ("ARPU") as total subscription revenue plus net advertising revenue for the period divided by the daily-average number of paying subscribers for the period. Where daily values are not available, the sum of beginning of period and end of period divided by two is used. Excluded from the ARPU calculation are: (i) HBO Max/HBO Hotel and Bulk Institution subscription revenue and subscribers (i.e., subscribers billed on a bulk basis); (ii) Cinemax subscription revenue and subscribers; (iii) HBO Basic subscription revenue and subscribers (International-only); (iv) Non-discovery+ DTC revenue and subscribers; and (v) Non-Core discovery+ revenue and subscribers, and (vi) users on free trials who convert to a subscription for which we have recognized subscription revenue within the first seven days of the calendar month. (14) 2023 outlook: Warner Bros. Discovery is not able to provide a reconciliation of the non-GAAP forward-looking commentary to comparable GAAP measures as, at this time, the Company cannot determine the occurrence or impact of the adjustments, such as the effect of future changes in foreign currency exchange rates or future acquisitions or divestitures that would be excluded from such GAAP measures. Accordingly, the Company is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations. Source: Warner Bros. Discovery, Inc. 14 Definitions and Sources for Warner Bros. Discovery, Inc. Continued Q1 2023 Earnings Press Release | May 5, 2023